AGREEMENT FOR ASSUMPTION OF CERTAIN OBLIGATIONS

THIS AGREEMENT dated May 17, 2007 between WHITEMARK HOMES OF FLORIDA, INC., a Florida corporation ("Whitemark"), and LIFEWAY WARRANTY SERVICE, LLC., a Florida limited liability company ("Lifeway"),

WITNESSETH

WHEREAS, Whitemark has heretofore engaged in the business of building single family homes, but has completed such business and intends to cease ongoing day-to-day business operations; and

WHEREAS, Whitemark has certain ongoing liabilities in connection with its homebuilding business which, but for this agreement, would require it to provide ongoing services in connection with home warranties and other outstanding obligations and to retain one or more employees and a business location to facilitate such services; and

WHEREAS, Lifeway is a wholly owned subsidiary of Lifeway Homes, LLC, which is in the homebuilding business and is familiar with the types of homes built by Whitemark and the warranty obligations associated therewith; and

WHEREAS, Lifeway is willing to receive a transfer of certain liabilities (as defined herein) related to the homebuilding business of Whitemark and to assume Whitemark's obligations under said liabilities, and Whitemark is willing to compensate Lifeway for such assumption;

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1. <u>Assumption of Obligations</u>

Lifeway hereby assumes and agrees to well and truly perform, fulfill and discharge all liabilities and obligations arising under or pursuant to the following:

A. Liabilities of Whitemark which would fall within the scope and coverage of a standard "discontinued operations" insurance policy which would otherwise be obtained by Whitemark as part of its discontinuation of the homebuilding business.

B. Liabilities under home warranties in effect for those properties shown in Exhibit "A."

C. Any liability arising from that certain claim by Allstate Floridian Insurance Company for property located at 5610 Pats Point, Winter Park, Florida 32792 [Bear Gully Forest].

D. Any liability arising under any regulation or agreement regarding the construction and turnover of subdivision improvements for Irma Lake Estates between Whitemark and Orange County, Florida.

E. Any liabilities described in A through D above to the extent they are incurred by Meadow Point Development Corporation, Fox Glen Management Corporation or any other subsidiary of Whitemark Homes, Inc., but only to the extent of any outstanding home warranty liabilities listed on Exhibit "A".

F. The liability of Whitemark (or Meadow Point Development Corporation) to reimburse buyers for balances due to them based on the reproration of ad valorem taxes for 2006.

(collectively, the "Obligations").

2. Indemnification

Lifeway shall indemnify, defend and hold harmless Whitemark from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense (including without limitation, reasonable attorneys' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim), action, suit, proceeding or demand, of any kind or character arising out of or in any manner incident, relating or attributable to any failure of Lifeway to perform, fulfill or discharge any of the Obligations.

3. Notice and Defense

Lifeway shall not be liable under any of the indemnities contained in Section 2 above with respect to any claim made against Whitemark unless the Lifeway shall be entitled and given the opportunity to participate in the defense of any suit brought to enforce such claim. If the Lifeway so elects to participate in the defense, such defense shall be conducted by counsel chosen by Lifeway. Lifeway shall bear the fees and expenses of such counsel. If Lifeway does not participate in the defense of the claim, it shall bear the reasonable cost of counsel for Whitemark, and any settlement or compromise made by the Whitemark shall be made only with Lifeway's consent (which will not be unreasonably withheld) and shall be binding upon Lifeway, and Lifeway shall be liable to Whitemark for the amount of such settlement or compromise in addition to other amounts for which Lifeway may be liable hereunder.

4. Payment

As consideration for assumption of the Obligations, Whitemark agrees to pay Lifeway, upon the execution of this Agreement, the sum of $1,037,337.00 (the "Consideration"). The parties recognize that Whitemark does not presently have available cash to make full payment of this consideration, and has paid the sum of

$725,000.00 as of this date, leaving a balance of $312,337.00 owing to Lifeway (the "Deferred Consideration"). To the extent of the Deferred Consideration, Whitemark hereby assigns and pledges to Lifeway such additional amounts (including any contract rights to income payable to Whitemark) as Whitemark may receive subsequent to that payment to the extent necessary to pay in full the consideration hereunder. Without limiting the foregoing, Whitemark may become entitled to recover outstanding deposits related to the Irma Lake development at such time as Orange County issues its final acceptance. Lifeway has assumed the liabilities associated with such final acceptance and shall be entitled to apply any deposits held by Orange County to the Consideration remaining due hereunder.

5. Sale of Lake Irma Homes.

Whitemark retains ownership of two single family homes in its Lake Irma community. As part of its assumption of the Obligations, Lifeway shall take responsibility for the marketing and sale of these homes, and Whitemark agrees to enter into and close upon any contracts for sale to the extent that they generate sufficient proceeds to pay closing costs and satisfy all outstanding loans on the homes. To the extent that excess revenues are derived from closing of the homes, said revenues will be applied to any unpaid balance of the Deferred Consideration.

6. Parties in Interest

This Agreement, including the Exhibits and Schedules hereto, and the other documents referred to herein, shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

7. Independent Representation

Each party hereto acknowledges and agrees that Kirkpatrick & Lockhart Preston Gates Ellis LLP has represented Whitemark in connection with the transaction described in this Agreement, as well as other unrelated matters, and each party specifically waives any conflict as a result of such other representation and the transactions contemplated herein. Lifeway specifically acknowledges and agrees that it has had the opportunity to seek independent counsel of its own choice in connection with this Agreement and that it has sought such independent counsel as it has deemed appropriate in connection with the execution hereof and the transactions contemplated hereby.

8. Effect

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.

9. Governing Law

This Agreement and all performances hereunder shall be governed by and construed in accordance with the laws of the State of Florida.

10. Modifications

This Agreement may not be altered or amended and no rights hereunder may be waived except by an instrument in writing signed by the party against whom such amendment or waiver is asserted.

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date and year first above written.

WHITEMARK HOMES OF FLORIDA, INC.

By: ______________________________
As its President

LIFEWAY WARRANTY SERVICE, LLC

By: ______________________________
As its Manager

This Agreement and all performances hereunder shall be governed by and construed in accordance with the laws of the State of Florida.

10. Modifications

This Agreement may not be altered or amended and no rights hereunder may be waived except by an instrument in writing signed by the party against whom such amendment or waiver is asserted.

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date and year first above written.

WHITEMARK HOMES OF FLORIDA, INC.

By:________________________________

As its President

LIFEWAY WARRANTY SERVICE, LLC

By:________________________________

As its Manager

EXHIBIT "A"
LIST OF OUTSTANDING WARRANTY OBLIGATIONS